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                                                                   Exhibit 23.1



                        Consent of Independent Auditors


Registration Statement on Form S-8 relating to the 1992 Stock Incentive Plan (File No. 33-89308)

Registration Statement on Form S-8 relating to the 1991 Nonemployee Directors' Stock Option Plan (File No. 33-44716)

Registration Statement on Form S-8 relating to the Amended and Restated Incentive Stock Option Plan of Respironics, Inc., Stock Option Agreement dated May 19, 1988 between Respironics, Inc. and Gerald E. McGinnis and the Consulting Agreement dated July 1, 1988 between Respironics, Inc. and Mark H. Sanders, M.D. (File No. 33-36459)

We consent to the incorporation by reference in the above listed Registration Statements of our report dated September 13, 1996 with respect to the consolidated financial statements and schedule of Respironics, Inc. and subsidiaries included in this Annual Report on Form 10-K for the year ended June 30, 1996.


                                                 Ernst & Young LLP

Pittsburgh, Pennsylvania
September 27, 1996